UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 11, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
In connection with the announced relaunch of syndication efforts to raise exit financing to support its planned emergence from reorganization proceedings under chapter 11 of the United States (“U.S.”) Bankruptcy Code, Delphi Corporation (“Delphi or the “Company”) will provide supplemental financial information at a meeting with potential lenders to be held March 11, 2008, containing EBITDAR information covering the periods from January 1, 2007 through December 31, 2007, each as measured by the covenants contained in Delphi’s Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) and selected debt levels. The selected debt levels presented should not be considered in isolation or as a substitute for items on Delphi’s consolidated balance sheet presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The EBITDAR information should not be considered as an alternative to operating income, as a substitute for items in Delphi’s consolidated statement of operations presented in accordance with U.S. GAAP, or as an indicator of Delphi’s operating performance. All the information should be viewed in conjunction with Delphi’s financial statements, footnotes including accounting policies contained in its 2007 Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the U.S. Securities and Exchange Commission (“SEC”). An exhibit containing the EBITDAR information, selected debt levels and a reconciliation to the nearest comparable U.S. GAAP measurements, where applicable, that will be provided to potential lenders is attached as Exhibit 99(a) hereto. For additional information regarding the Refinanced DIP Credit Facility as amended, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007. Additional information regarding Delphi’s filing under the U.S. Bankruptcy Code, including the exit financing order and access to court documents and other general information about the chapter 11 cases, is available online at www.delphidocket.com.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the Company’s ability to obtain approval from the United States Bankruptcy Court for the Southern District of New York (the “Court”) with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its amended plan of reorganization which was confirmed by the Court on January 25, 2008; the Company’s ability to satisfy the terms and conditions of its Equity Purchase and Commitment Agreement; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Supplemental Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)

Date:	March 11, 2008

By: /s/ THOMAS S. TIMKO

Thomas S. Timko,
Controller and Chief Accounting Officer